Exhibit 99.2

PRESS RELEASE

Autoliv initiates strategic review of separating its business segments, Passive Safety and Electronics

(Frankfurt, Germany, September 14, 2017) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced that its Board of Directors has instructed management to conduct a strategic review of its operating structure with the intent to create separate companies of its current business segments, Passive Safety and Electronics.

The intent is to create two publicly traded companies capable of addressing two distinct, growing markets with leading product offerings and thereby create additional value for shareholders, customers and other stakeholders as compared to the current, combined structure of Autoliv. The strategic review process will evaluate this and other options. Although the strategic review has been initiated there is no guarantee that the review will result in any transaction, including a separation or listing of the businesses.

“The current operational model has served Autoliv very well, creating tremendous value for its shareholders and other stakeholders since the initial listing on the Stockholm stock exchange in 1994. Over the last decade our Electronics business has grown and matured next to our world leading Passive Safety business and today we have two distinct, successful businesses, each with its own unique business drivers. We believe it’s time to let them both individually maximize their potential,” said Jan Carlson, Chairman, President and CEO of Autoliv.

Electronics consists of Active Safety Products (automotive radars, cameras with driver assist systems, night vision systems and positioning systems), Restraint Control and Sensing and Brake Systems. Its market (particularly in active safety towards autonomous driving) is characterized by a high pace of change and growth which requires an agile innovation and partnering model as well as significant upfront investments to capture future growth. It is estimated that the total available market for Safety Electronics will grow from around $20 billion in 2017 to more than $40 billion in 2025. The objective for Electronics is to capture a significant portion of that growth while continuously improving the profitability of the unit.

Electronics is one of the leaders in Active Safety today with one of the broadest and most advanced product portfolios in the industry. Over the last two years Electronics has further positioned itself to be a major player in automotive electronics, including the competitiveness of the product portfolio, becoming a qualified supplier with a high number of OEM’s for active safety and entering into important partnerships with companies like Volvo Cars (Zenuity), NVIDIA and LiDAR experts Velodyne for the next generation of highly automated cars. In 2016, Electronics sales were $2.216 billion, with a target to reach $3 billion in revenue in 2020.

Passive Safety consists of airbag systems, steering wheels and seatbelts. Its market is characterized by stable growth and incremental innovation which requires the highest requirements on quality and manufacturing efficiency. It is estimated that the total available market for Passive Safety will grow from around $20 billion in 2017 to around $25 billion in 2025. During the same period Passive Safety is expected to outgrow the market and light vehicle production, which is expected to grow by close to two percent annually. The objective for Passive Safety is to remain the market and innovation leader while maintaining a high level of quality and capital efficiency and further improving its margin performance.

Passive Safety is the global market leader with a market share of 39% in 2016. Over the last 2.5 years Passive Safety’s share of order intake has been around 50% or more indicating significant market share expansion ahead. Standalone, Passive Safety will have increased freedom to further optimize its performance. In 2016 Passive Safety sales were $7.9 billion, with a target to reach more than $10 billion in revenues in 2020.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

If the separation takes place, the process is estimated to take around one year under most separation scenarios. Updates to the progress of the strategic review will be provided in a timely manner.

Autoliv has been reporting its Passive Safety and Electronics businesses as two separate segments since the beginning of 2016.

Inquiries:

Media
Thomas Jönsson, Group Vice President, Corporate Communications.	Tel +46 (0)8 5872 0627

Investors

Ray Pekar, Vice President Investor Relations Americas.	Tel +1 248 794 4537

Anders Trapp, Vice President Investor Relations.	Tel +46 (0)8 5872 0671

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the Group VP of Corporate Communications set out above, at 07.00 CET on September 14, 2017.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 70,000 employees in 27 countries. In addition, the Company has 22 technical centers in ten countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, statements related to the Company’s strategic review of its operating structure or the terms, timing or structure of any such transaction as a result of such review, if any; the outlook for Passive Safety and Electronics as separate businesses; statements related to the future performance of the Company or of any such businesses if any such transaction is completed; other targets regarding the Company’s performance as a single entity; management’s examination of historical operating trends and data, as well as estimates of future sales, operating margin, cash flow, effective tax rate or other future operating performance or financial results, are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “estimates”, “expects”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “may”, “likely”, “might”, “would”, “should”, “could”, or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier, changes in general industry and market conditions or regional growth or decline; changes in and the successful execution of our capacity alignment, restructuring and cost

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com reduction initiatives and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies, consolidations, or restructurings; divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; our ability to be awarded new business; product liability, warranty and recall claims and investigations and other litigation and customer reactions thereto; (including the resolution of the Toyota recall); higher expenses for our pension and other postretirement benefits, including higher funding requirements for our pension plans; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; our ability to protect our intellectual property rights; negative impacts of antitrust investigations or other governmental investigations and associated litigation relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes impacting or limiting our business; political conditions; dependence on and relationships with customers and suppliers; the uncertainty as to which strategic alternatives may be available with respect to the Electronics business, whether any transaction will be commenced or completed as a result of such review, and the timing and value of any such transaction; risks related to the potential separation of the Electronics business; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com